Exhibit 10.17

ASSIGNMENT AND USE AG REEMENT

THIS ASSIGNMENT AND USE AGREEMENT (this "Agreement"), dated as of April 23, 2014, is between Las Vegas Railway Express Inc., a Delaware corporation, ("LVRE"), and Santa Fe Southern Railway, Inc., a New Mexico corporation ( "SFSR").

PREAMBLE

WHEREAS, SFSR retained, under the terms of a Joint Use Agreement (''JUA''), non exclusive rights to provide Excursion Services and Special Event Services between Lamy and Santa Fe, New Mexico over tracks now owned by NMDOT which are located at the SFSR's Lamy Corridor between Santa Fe, New Mexico (SFS mile post 17.39), and Lamy, New Mexico (mile post 0.31) ("Lamy Corridor"); and

WHEREAS, the approval of NMDOT and any other entity involved for the subcontracting of any activities other that Freight Rail Service is not required under the terms of the JUA (Sec. 4.11) and

WHEREAS, LVRE acknowledges that it shall use track only for Excursion Services and Special Event Services; and

WHEREAS, SFSR grants LVRE exclusivity, as a subcontractor, to manage and control all aspects of Excursion Services and Special Event Services; and

WHEREAS, SFSR and LVRE shall enter into a Lease Agreement for certain equipment (the "Lease Agreement"), whereby SFSR shall grant to LVRE the right to lease certain equipment (the "Equipment") and SFSR and LVRE shall also enter into a Services Agreement (the "Services Agreement") to operate the Equipment on existing tracks subject to the terms and conditions mutually agreed upon by SFSR and LVRE. Said agreements shall be executed in conjunction with all other agreements between SFSR and LVRE and in consideration thereof SFSR assigns to LVRE all rights of existing agreements between present parties; and

WHEREAS, while SFSR and LVRE desire that the revenues earned by LVRE shall be for the benefit of LVRE as provided in the Lease Agreement and the Services Agreement , all other provisions of the JUA between NMDOT and SFSR shall continue in full force and effect,

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and covenants contained in the JUA and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

l. LVRE, on the terms and conditions set forth herein, has the right to direct SFSR to operate services over the tracks during the Term (as defined below), subject to the terms of this Agreement ("Agreement"). SFSR shall manage and direct day-to-day operations of the passenger rail service, including, but not limited to, providing, engineering, and other staffing; operating and maintaining the business of passenger rail service; and assuring compliance (with LVRE's supervision) with FRA requirements. SFSR shall do all things necessary in co1mection with the maintenance of the business of the passenger rail service and shall make recommendations to LVRE regarding the hiring and supervision of such employees as are necessary to the fulfillment of its responsibilities hereunder. It is understood that all expenses and capital costs incurred in operating the passenger rail service and the business of passenger rail service shall be borne by and paid by LVRE. LVRE shall at its sole expense compensate SFSR for the grant of the subcontract to manage and enjoy the benefit of the Excursion Services and Special Event Services by reimbursing SFSR for the cost of bringing said tracks and equipment operational. Said cost of repairs is estimated to be $250,000.00. Said repairs shall be undertaken and authorized at the full discretion of LVRE.

2. SFSR and LVRE desire that this Agreement, the obligations performed hereunder and operation of passenger rail service be in full compliance with (i) the terms and conditions of the Agreement; required, if any (ii) all applicable rules, regulations and policies of the FRA; (iii) and any other applicable federal, state and local law or regulation (collectively, "Applicable Law").

3. Notwithstanding anything to the contrary in this Agreement, LVRE shall have full authority, control and power over the passenger rail service during the Term. SFSR shall be responsible for the filing of all applications, reports, correspondence and other documentation with the FRA relating to the use and maintenance, provided that LVRE cooperates with such filings. and provide upon SFSR's reasonable request any information that will enable SFSR to prepare any records and reports required by the FRA and local, state or other federal government authorities. LVRE shall bear and pay the compensation and expenses of such employee(s) of SFSR, required to perform the necessary services of the operation. SFSR's employees and agents shall at all times be afforded access to the passenger rail service in order to ensure compliance with Applicable Law. LVRE shall pay for all other costs of operating Excursion Services and Special Event Services, such as fuel, supplies, subcontractors, performers, recurring track and equipment maintenance, and a reasonable administration cost of SFSR not to exceed 5% of such billable employee and other costs.

4. LVRE shall have the right to use the SFSR's existing facilities as designated by LVRE for the operation with the express consent of SFSR, subject to the rights of existing tenants such as AMTRAK at the Lamy depot, which consent shall not be unreasonably withheld. SFSR and LVRE shall participate in a revenue sharing which shall be payable monthly to SFSR by LVRE as defined in the "Services Agreement".

5. Neither party shall assign this Agreement or any of its rights or obligations under this Agreement, and any attempted assignment, sale or transfer not in compliance with this provision shall be null and void; provided, however, each party shall have the right to collaterally  assign this Agreement for security purposes and/or to grant a security interest in its rights under this Agreement to its lenders or bondholders (and each party acknowledges that such a collateral assignment is likely to occur), and this Agreement may be assigned in connection with any exercise of remedies pursuant to any such collateral assignment  or grant  of security  interest. This Agreement shall bind and inure to the benefit of the permitted successors and assigns of the parties.

6. Any failure, delay or interruption in operation of the passenger rail service due to acts of God, strikes, or threats thereof, force majeure, or causes beyond the control of LVRE or SFSR, shall not constitute a breach of this Agreement.

7. The term of this Agreement (the "Term") shall begin on the date hereof (the "Effective Date") and end on the fifth anniversary of the Effective Date (the "Termination Date"). At any time during the Term, LVRE may renew this Agreement for an additional term of up to five years by providing written notice to the other party hereto of its intent to renew this Agreement not less than 180 days prior to the Termination Date. At the end of any additional term, or at the Termination date if the right of renewal is not exercised, LVRE shall return to SFSR all rights it obtained by virtue and operation of this Agreement.

8. All notices between the parties shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or by registered or certified mail, return-receipt requested or sent by telecopy, and (iii) addressed as follows or to such other party as either party may specify from time to time.

IF SENT TO SFSR:

Santa Fe Southern Railway, Inc.
430-A West Manhattan Avenue
Santa Fe NM 87501

With a copy to:

Santa Fe Southern Railway, Inc.
3626 North Hall Street - Suite 405
Dallas TX 75219-5129
Attn: Karl R. Ziebarth

IF SENT  TO  LVRE:

Las Vegas Railway Express, Inc.
6650 Via Austi Pkwy. Suite # 170
 Las Vegas, Nevada 89119
Attn: Joseph A. Cosio-Barron

9. This Agreement shall be governed by and construed in accordance with the laws of the Nevada.

10. It is the intent of the parties that operation of the passenger rail service and the transactions under this Agreement not constitute a fraudulent transfer or conveyance for purposes of the federal bankruptcy laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, each of SFSR and LVRE hereby irrevocably agree that the obligations of the patties hereunder shall be limited to the extent necessary to ensure that the obligations of the parties hereto do not constitute a fraudulent transfer or conveyance under applicable law.

11. Either party may terminate this Agreement in the event that the other party materially defaults in the performance or observance of any material covenant, agreement or condition set forth in this Agreement, which default remains uncured for a period of thirty (30) days from the date that the notifying party provides notice to the defaulting party; provided , however, that this Agreement will be re-instated, including, if necessary, by entering into a new agreement in substantially the form hereof, if the defaulting party cures the default within six months after any such tem1ination.

12. Notwithstanding anything to the contrary in this Agreement, neither party hereto will take any action pursuant to this Agreement that would constitute or result in any assignment or any change of control (whether de jure or de facto) of LVRE or SFSR, unless any party acquiring control or assignment shall specifically assume and accept all responsibilities relating to the performance of the LVRE or SFSR (as may be applicable) by written instrument acceptable to both patties.

13. In the event of any order or decree of an administrative agency or court of competent jurisdiction , including without limitation any material change or clarification in FRA rules, policies, or precedent , that would cause this Agreement to be invalid or violate any Applicable Law, and such order or decree has become effective and has not yet been stayed, or i n the event that any determination is made that this Agreement is in violation of any Applicable Law, the parties will use their respective best efforts and negotiate in good faith to modify this Agreement to the minimum extent necessary so as to comply with such order or decree or Applicable Law without material economic detriment to either party, and this Agreement, as so modified, shall then continue in full force and effect.

14. If any provision of this Agreement shall be declared void or invalid by any governmental authority with jurisdiction thereof, then the remainder of this Agreement shall remain in full force and effect without the offending provision, provided that such remainder substantially reflects the original agreement of the parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

15. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and may be amended only by a writing signed by both parties; provided , however, if this Agreement has been collaterally assigned to a lender of either party. this Agreement may not be amended without the consent of such lender.

16. This Agreement shall be construed and activities conducted under the terms of the JUA with effect from the Effective Date.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the patties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

LAS VEGAS RAILWAY EXPRESS, INC.

By: /s/ Michael Barron
Name: Michael A. Barron
 Title: CFO

SANTA FE SOUTHERN RAILWAY, INC.
By: /s/ Karl. R. Ziebarth
Name: Karl R. Ziebarth
Title: Chairman of the Board, CEO & General Manager